UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 12, 2013

Competitive Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2013, Mr. Carl O’Connell, the Chief Executive Officer of Competitive Technologies, Inc. (the “Company”), notified the Company’s Board of Directors of his resignation from his position as Chief Executive Officer, effective September 26, 2013. Mr. O’Connell will remain a member of the Board of Directors. The resignation of Mr. O’Connell was not a result of any disagreements relating to the Company’s operations, policies or practices.

On September 30, 2013, the Board of Directors removed Johnnie D. Johnson as the Company’s Chief Financial Officer.

On September 27, 2013, the Board of Directors of the Company appointed Conrad Mir as the Company’s new Chief Executive Officer, and President and elected him as a member of the Board of Directors. On September 30, 2013, in connection with Mr. Johnson’s removal, Mr. Mir was appointed as the Company’s interim Chief Financial Officer.

Conrad Mir, age 45, has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. Most recently, Mr. Mir was the Chief Financial Officer of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology from December 2012 until September 2013. From June 2011 until October 2012, Mr. Mir was Chairman and CEO of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space and was a consultant to Advaxis, Inc., (OTCQB: ADXS), a vaccine company from November 2008 until May 2011. Over the last five years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders.

Mr. Mir has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BSA in Economics and English with special concentrations in Mathematics and Physics from New York University. He is a classically trained pianist and teacher, and a student of the martial arts. He is married with two children, alumni council chairman of Tau Kappa Epsilon fraternity – Tau Alpha chapter (NYU), and a member of NIRI.

Family Relationships

There are no family relationships between Mr. Mir and any previous officers or directors of the Company.

Related Party Transactions

Except as disclosed below in “Employment Agreements”, there are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreements

The Company does not have an employment agreement with Mr. Mir. However, in connection with Mr. Mir’s appointments, the Company and Mr. Mir have agreed to terms to be memorialized in an agreement. The agreed upon terms include a base salary of Two Hundred and Seventy Thousand Dollars ($270,000) per annum, bonus eligibility equal to one hundred percent (100%) of Mr. Mir’s base salary, payable quarterly, subject to meeting goals and objectives created by the Company’s Board of Directors. Additionally, Mr. Mir shall be granted one million (1,000,000) stock options which shall vest over a five (5) year period. These terms are subject to modification until a formal employment agreement is executed.

Item 8.01 Other Events.

Change in Officers

On October 4, 2013, the Company issued a press release announcing Mr. O’Connell’s resignation as Chief Executive Officer, Mr. Johnson’s removal as Chief Financial Officer and the appointment of Mr. Mir as the Chief Executive Officer, President, and interim Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release Dated October 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Competitive Technologies, Inc.

Date: October 4, 2013	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer